[Letterhead Of Ernst & Young LLP]

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Associates Investment of Phillips-Van Heusen Corporation (Crystal Brands Division), formerly the Voluntary Investment Plan of Crystal Brands, Inc., of our report dated June 13, 1997, with respect to the financial statements and supplemental schedules of the above mentioned plans included in this Annual Report (Form 11K) for the year ended December 31, 1996.


                                          /s/ Ernst & Young LLP

New York, New York
June 13,1997